                                                               EXHIBIT 10.212


                        EMPLOYMENT SEPARATION AGREEMENT

         This EMPLOYMENT SEPARATION AGREEMENT made as of this 2nd day of September, 1999, (this "Agreement") by and between Paxson Communications Corporation, with its principal place of business at 601 Clearwater Park Road, West Palm Beach, Florida 33401-6233, and its subsidiaries, divisions and affiliated entities (collectively, "Paxson") and James B. Bocock, an individual, currently residing at the address set forth under such individual's signature below (collectively including any entity to which he may assign his rights under this Agreement or his estate, "Bocock" and collectively with Paxson referred to herein as the "Parties").

         WHEREAS, Paxson and Bocock are parties to (i) that certain Employment Agreement dated as of June 11, 1998 (the "Employment Agreement"); (ii) that certain Supplemental Executive Retirement Plan (the "SERP Agreement") and Split Dollar Agreement (together with the SERP Agreement, the "Deferred Compensation Agreements") each dated as of July 15, 1996; and (iii) that certain Promissory Note (the "Note") and Pledge Agreement (the "Pledge Agreement" and together with the Note, the "Loan Documents"), each dated December 16, 1998 and issued by Employee to Paxson; and

         WHEREAS, Paxson and Bocock desire to end Bocock's employment relationship with Paxson on or about September 10, 1999, in accordance with the terms of this Agreement and provide for a settlement and termination of their respective obligations under the Employment Agreement, the Deferred Compensation Agreements, and the Loan Documents.

         NOW THEREFORE, for value received and in consideration of the mutual agreements and waivers contained herein, the Parties agree as follows:

1. SEPARATION. Bocock agrees that his employment with Paxson will end on September 10, 1999 (the "Termination Date"). Bocock agrees that on the Termination Date he will immediately return to Paxson all property (including keys, access cards, etc.) and documents (including all copies of documents) which Bocock obtained from Paxson or from any of its customers or employees.

2. OBLIGATIONS OF THE PARTIES. In full settlement of Paxson's obligations to Bocock under the Employment Agreement and the Deferred Compensation Agreements and Bocock's obligations to Paxson under the Loan Documents, and in consideration of the agreements and waivers under Sections 3 and 4 hereof, Paxson and Bocock agree as follows:

         1. Paxson shall continue to pay Bocock his current base salary until September 30, 1999 in the manner customary to which Paxson has been making payments to Bocock during the course of his employment.

         2. Paxson shall pay Bocock a lump sum payment of those monies owed Bocock pursuant to the SERP Agreement no later than October 31, 1999.

         3. As soon as permissible pursuant to the Company's policies regarding insider trading, Bocock shall satisfy those obligations to Paxson set forth under the Loan documents by selling the shares of Paxson stock underlying the Loan; provided, however, should Bocock determine to satisfy the loan without disposing of the underlying collateral the obligations to Paxson under the Loan documents must be satisfied no later than September 30, 1999. In connection therewith, Paxson shall return the Note to Bocock marked "canceled/paid in full."

         4. Paxson hereby agrees that, effective on the Termination Date, Bocock shall, automatically and without any further action required by Paxson or Bocock, be vested in those 90,000 unvested stock options (prior to the date hereof) which were issued to Bocock under the Paxson Communications Corporation 1996 Plan, which options have an exercise price of $3.42/share.

         5. Paxson hereby agrees that, effective upon the expiration of the Age Discrimination Waiver Effective Date, Bocock shall, automatically and without any further action required by Paxson or Bocock, be vested in 30,000 of the remaining 180,000 unvested stock options issued to Bocock under the Paxson Communications Corporation 1998 Plan, which options have an exercise price of $7.25/share. The remaining 150,000 unvested options, after giving effect to the foregoing sentence, shall lapse and no longer be eligible for vesting to Bocock.

         6. Paxson hereby agrees that notwithstanding anything to the contrary contained in any of the plans governing, or agreements evidencing, the options granted to Bocock by the Company, each of the vested options held by Bocock, including those vested after giving effect to paragraphs 2d and 2e hereof, may be exercised by Bocock on or before December 31, 2001.

         7. Each of the parties agree that, the Employment Agreement, Deferred Compensation Agreements and Loan Documents shall be terminated and of no further force and effect on and after the Termination Date, except that, notwithstanding the foregoing, Bocock's right to indemnification as an officer and/or director of the Company, under the terms of any agreement between Paxson and Bocock, the organizational documents of Paxson or applicable law, shall continue and survive hereunder to the same extent as if Bocock remained an officer or director of the Company.

         8. Bocock hereby agrees to the assignment of all of his right, title and interest in the Policy under the Split Dollar Agreement to Paxson as of the Termination Date.

         9. Bocock hereby agrees to execute and distribute the Resignation Letter attached hereto as Exhibit A.

3. WAIVER AND RELEASE BY PAXSON. Paxson agrees that, in exchange for Bocock's performance of its obligations under the Agreement, Paxson hereby completely releases and discharges Bocock from any and all claims, charges, actions and causes of action of any kind or nature that Paxson once had or now has whether arising out of the employment or separation of employment with Bocock, and whether such claims are now known or unknown to Paxson. Paxson further agrees that it will not bring any such charges, claims or actions against Bocock in the future arising from events occurring prior to the date hereof.

4. WAIVER AND RELEASE BY BOCOCK. Bocock agrees that, in exchange for Paxson's performance of its obligations under the Agreement:

         1. Bocock's release/waiver of claims. Bocock (on his own behalf and on behalf of his heirs or personal representatives or any other person who may be entitled to make a claim on Bocock's behalf or through him) hereby completely releases and discharges Paxson from any and all claims, charges, actions and causes of action of any kind or nature that Bocock once had or now has whether arising out of his employment or separation of employment with Paxson, and whether such claims are now known or unknown to Bocock; provided, however, nothing herein shall limit Bocock's right to indemnification as an officer and/or director of the Company.

         2. Bocock's release of all claims. Paxson and Bocock realize that there are many laws and regulations relating to employment relationships, including Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Americans with Disabilities Act of 1990; the National Labor Relations Act, as amended; the Civil Rights Act of 1866, as amended; the Employee Retirement and Income Security Act; and various state constitution provisions and human rights laws as well as the laws of contract and tort. BOCOCK INTENDS BY SIGNING THIS AGREEMENT TO RELEASE ANY AND ALL OTHER RIGHTS AND CLAIMS THAT HE MAY HAVE AGAINST PAXSON UNDER ALL SUCH LAWS OR REGULATIONS.

         3. Waiver of Age Discrimination Claims. Notwithstanding anything to the contrary contained herein, Bocock's waiver and release under the Age Discrimination in Employment Act of 1967, shall only be effected as follows:

                  (1) Bocock shall deliver to Paxson a fully executed waiver letter substantially in the form of Exhibit B annexed hereto (the "Age Discrimination Waiver Letter") no sooner than 21 days after the date hereof and no later than 25 days after the date hereof.

                  (2) The Age Discrimination Waiver Letter shall be revocable by Bocock for seven days (the "Revocation Period") following his delivery thereof to Paxson in accordance with Section 4c(i) hereof and such revocation shall be made by Bocock by sending a written letter of revocation by certified mail, return receipt requested, to Anthony L. Morrison, General Counsel, c/o Paxson Communications Corporation, 601 Clearwater Park Road, West Palm Beach, Florida 33401.

                  (3) If Bocock does not revoke the Age Discrimination Waiver Letter in accordance with the terms of
                           Section 4c(ii) hereof on or before the expiration of the Revocation Period, then the Age Discrimination Waiver Letter shall, automatically and without any further act by Bocock, become final and binding upon Bocock and Paxson on the first day succeeding the expiration of the Revocation Period (such date referred to herein as the "Age Discrimination Waiver Effective Date"). In delivering the Age Discrimination Waiver Letter, it is the express intent of Bocock to waive his rights under, and in accordance with the requirements of, the Age Discrimination in Employment Act of 1967 and that in the event of any failure or ineffectiveness of such waiver, Paxson shall not have received the benefits intended to be conferred upon it by Bocock in exchange for the benefits conferred by Paxson to Bocock under Section 2 hereof. Accordingly, Bocock agrees that in the event the Age Discrimination Waiver Letter is deemed ineffective or unenforceable arising out of any action or inaction by Bocock, then the Age Discrimination Waiver Effective Date shall be deemed not to have occurred and the benefits conferred upon Bocock under Section 2 hereof shall be forfeited and, in addition to any other remedies Paxson may have at law or in equity with respect thereto, Paxson may, in order to effect such forfeiture, reduce the number of vested but unexercised options held by Bocock at the time of any such forfeiture.

5.       INFORMED, VOLUNTARY SIGNATURE.

         1. Bocock agrees that he has had a full and fair opportunity to review this Agreement and signs it knowingly, voluntarily, and without duress or coercion. Further, in executing this agreement, Bocock agrees that he has not relied on any representation or statement not set forth in this document.

         2. Bocock agrees that he was given a copy of the Agreement and, before signing it, he had an opportunity to consult an attorney of his own choosing, in fact, he did consult with his own attorney before signing it.

         3. This Agreement shall become effective and the agreements of the Parties hereto enforceable in accordance with the terms hereof until each Party has signed and delivered to the other Party a fully executed copy of this Agreement.

6. NO ADMISSION. The parties agree that this Agreement does not constitute any admission by Bocock or by Paxson of any (i) violation of any statute, law, regulation, order or other applicable authority, or (ii) breach of contract, actual or implied.

7. CONFIDENTIALITY. The Parties agree that they will not at any time or in any manner talk about, write about, disclose or otherwise publicize (except as required by applicable law): (a) the terms or existence of this Agreement or its negotiation, execution or implementation; or (b) Paxson's proprietary and trade secret information.

8.       MISCELLANEOUS.

         1. This agreement shall be interpreted and enforced in accordance with the laws of the United States of America and the State of Florida.

         2. This Agreement and its attachments represent the sole and entire agreement between the Parties and supersedes any and all prior agreements, negotiations and discussions between the parties and/or their respective counsel with respect to the subject matters covered in this Agreement.

         3. Each party will bear its own attorneys' fees and costs incurred in connection with Bocock's separation from Paxson.

         4. In the event any of the Paxson contact persons identified in this Agreement are not available contact shall be made directly to Lowell W. Paxson. Bocock acknowledges and agrees that contacts with Paxson representatives other than as provided for herein shall be ineffective and shall not be deemed, constructive or actual notice of any kind.

         5. If one or more paragraph(s) of this Agreement are ruled invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Agreement, which shall remain in full force and effect.

         6. As used in this agreement, the term "Paxson" shall mean Paxson Communications Corporation as well as its subsidiaries, divisions, and affiliated organizations as well as their respective successors and assigns together with their directors, officers, employees, agents, attorneys, representatives, shareholders and their respective heirs and personal representatives.

         7. This agreement may not be modified orally but only by a writing signed by both parties to this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties as of the first date written above.

                        PAXSON COMMUNICATIONS CORPORATION


                        By:
                           -----------------------------------------------
                        Name:
                             ---------------------------------------------
                        Title:
                              --------------------------------------------